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                                                                    Exhibit 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Frigoscandia Holding AB, we hereby consent to the use of our report dated January 24, 2000, included in the Security Capital Group Incorporated Form 10-K for the year ended December 31, 1999. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999, or performed any audit procedures subsequent to the date of our report.



Stockholm, March 24, 2000
KPMG AB